Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 22, 2020 (the “Effective Date”) by and among Milestone Pharmaceuticals Inc., a corporation continuing under the Business Corporations Act (Québec) (the “Company”) and each of those persons listed as a Purchaser on the Schedule of Purchasers attached as Schedule I hereto (each, a “Purchaser” and together, the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 hereof.

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act; and

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, one or more pre-funded warrants issued by the Company to purchase up to 6,655,131 Company common shares, no par value per share (the “Common Shares”) at an exercise price of $0.01 per share (the “Warrant Shares”) in substantially the form attached hereto as Exhibit A (the “Pre-Funded Warrants”);

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

Section 1.            Authorization of Warrants. The Company has authorized the sale and issuance of the Pre-Funded Warrants on the terms and subject to the conditions set forth in this Agreement.

Section 2.            Sale and Purchase of the Pre-Funded Warrants.

2.1        Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, at the Closing (as defined in Section 3), that number of Pre-Funded Warrants set forth on Schedule I hereto (the “Schedule of Purchasers”) for the purchase price set forth opposite such Purchaser’s name, which amount represents the number of Pre-Funded Warrants purchased by such Purchaser multiplied by the price per Pre-Funded Warrants of $3.7465. The purchase price to be paid by each Purchaser, as set forth on Schedule I, shall be referred to as the “Aggregate Purchase Price.”

2.2        At or prior to the Closing, each Purchaser will pay the purchase price set forth opposite such Purchaser’s name on Schedule I by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing. On or before the Closing, the Company will deliver duly executed Pre-Funded Warrants to the Purchasers, in each case against delivery of the Aggregate Purchase Price.

Section 3            Closing. Subject to the satisfaction of the closing conditions set forth in Section 7, the closing with respect to the transactions contemplated in Section 2 hereof (the “Closing”), shall take place at the offices of Cooley LLP, 500 Boylston Street, 14th Floor, Boston, MA 02116 on the second Business Day after the Effective Date (the “Closing Date”) or at such other time and place as the Company and Purchasers may agree, including remotely via the exchange of documents and signatures.

Section 4.           Representations and Warranties of the Purchaser. Each Purchaser represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the Effective Date, and will be true and correct as of the date of the Closing Date:

4.1         Validity. The execution, delivery and performance of this Agreement, including the purchase of the Pre-Funded Warrants and the other instruments referred to herein, in each case to which such Purchaser is a party, and the consummation by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser, and the other instruments referred to herein to which it is a party will be duly executed and delivered by such Purchaser, and each such agreement and other instruments constitutes or will constitute a valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2        Brokers. There is no broker, investment banker, financial advisor, finder or other Person that has been retained by or is authorized to act on behalf of such Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

4.3        Investment Representations and Warranties. Such Purchaser understands and agrees that the offering and sale of the Pre-Funded Warrants and the Warrant Shares has not been registered under the Securities Act or any applicable state securities laws and are being made in reliance upon federal and state exemptions for transactions not involving a public offering that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.

4.4        Acquisition for Own Account; No Control Intent. Such Purchaser is acquiring the Pre-Funded Warrant and the Warrant Shares for its own account for investment and not with a view toward distribution in a manner that would violate the Securities Act or any applicable state securities laws. Such Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”) and is not affiliated with a registered broker dealer. Such Purchaser is not party to any agreement providing for or contemplating the distribution of any of the Pre-Funded Warrants or the Warrant Shares. Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

4.5        Ability to Protect Its Own Interests and Bear Economic Risks. Such Purchaser, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and is capable of evaluating the merits and risks of the investment in the Pre-Funded Warrants and the Warrant Shares. Such Purchaser is able to bear the economic risk of an investment in the Pre-Funded Warrants and the Warrant Shares and is able to sustain a loss of all of its investment in the Pre-Funded Warrants without economic hardship, if such a loss should occur.

4.6        Accredited Investor; No Bad Actor. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act, a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act, and a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act. Such Purchaser is also an “accredited investor” within the meaning of Regulation 45-106 respecting Prospectus Exemptions on the basis that such Purchaser fits within one of the categories of an “accredited investor” which such Purchaser has indicated it so belongs and has provided confirmation of same to the Company. Such Purchaser is also acquiring the Pre-Funded Warrants and the Warrant Shares as principal and has not been created, or is being used, solely to purchase or hold the Pre-Funded Warrants and the Warrant Shares.

4.7        Access to Information. Such Purchaser has been given access to Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Pre-Funded Warrants and the Warrant Shares. Such Purchaser understands that an investment in the Pre-Funded Warrants and the Warrant Shares bears significant risk and represents that it has reviewed the SEC Reports, which serve to qualify certain of the Company representations set forth below.

4.8         Restricted Securities.

(a)         Such Purchaser understands that the Pre-Funded Warrants and the Warrant Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the Securities Act and the applicable provisions of Regulation D promulgated thereunder, and that under such laws and applicable regulations such Pre-Funded Warrants and Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances.

(b)         Such Purchaser acknowledges that the Pre-Funded Warrants and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Such Purchaser understands that the Company is under no obligation to register the Pre-Funded Warrants or the Warrant Shares, except as provided in this Agreement.

(c)         Such Purchaser is aware of the provisions of Rule 144 under the Securities Act, which permit limited resale of securities purchased in a private placement.

4.9        Such Purchaser has a substantive, pre-existing relationship with the Company and the management of the Company.

4.10      Such Purchaser became aware of the Pre-Funded Warrants and the Warrant Shares, and the Pre-Funded Warrants and the Warrant Shares were offered to such Purchaser, solely by direct contact between such Purchaser and the Company, and not by any other means, and such Purchaser is unaware of, and is in no way relying on, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the offer and sale of the Pre-Funded Warrants and the Warrant Shares, and is not subscribing for the Pre-Funded Warrants and the Warrant Shares and did not become aware of the Pre-Funded Warrants or the Warrant Shares through or as a result of any seminar or meeting to which such Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to such Purchaser in connection with investments in securities generally.

Section 5             Representations and Warranties by the Company. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article 4 and except as set forth in the SEC Reports (defined below), which disclosures serve to qualify these representations and warranties in their entirety, the Company represents and warrants to the Purchasers that the statements contained in this Section 5 are true and correct in all material respects as of the Effective Date, and will be true and correct in all material respects as of the date of the Closing Date:

5.1        Organization and Good Standing. The Company and each Subsidiary: (a) is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and (c) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted as disclosed in the SEC Reports.

5.2        Corporate Power and Authority; Valid Issuance of Warrants.

(a)         The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Company’s board of directors or a duly authorized committee thereof and no further consent or authorization of the Company, its board of directors or its shareholders is required. This Agreement has been duly executed and delivered by the Company, and the other instruments referred to herein to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)        Each Pre-Funded Warrant, upon delivery, will have been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Warrant Shares, when issued and delivered upon exercise of each Pre-Funded Warrant in accordance with its terms, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights.

5.3        Consents. Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated hereby (including, without limitation, the issuance, the delivery of the Pre-Funded Warrants and the provision to the Purchasers of the rights contemplated by the Transaction Documents) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. or Canadian federal and state securities laws.

5.4        No Conflicts.

(a)        The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the execution and delivery of the Pre-Funded Warrants, and, upon the valid exercise of the Pre-Funded Warrants, the delivery of the Warrant Shares and the provision to the Purchasers of the rights contemplated by the Transaction Documents) will not (a) result in a violation of articles or by-laws, as amended, or any equivalent organizational document of the Company or any Subsidiary (the “Charter Documents”) or require the approval of the Company’s shareholders, (b) violate, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any Subsidiary is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. or Canadian federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, (d) result in a violation of or require shareholder approval under any rule or regulation of The Nasdaq Stock Market, or (e) result in the creation of any encumbrance upon any of the Company’s or any of its Subsidiary’s assets.

(b)        Neither the Company nor any Subsidiary is (i) in violation of its Charter Documents, (ii) in default (and no event has occurred that, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party, nor has the Company or any Subsidiary received written notice of a claim that it is in default under, or that it is in violation of, any material contract (whether or not such default or violation has been waived), (iii) in violation of, or in receipt of written notice that it is in violation of, any law, ordinance or regulation of any Governmental Entity, except where the violation would not result in a Material Adverse Effect, and (iv) in violation of any order of any Governmental Entity having jurisdictional over the Company or any Subsidiary or any of the Company’s or any Subsidiary’s properties or assets.

5.5        Québec Securities Laws. The Company has complied with the securities laws of the Province of Québec, including the rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Autorité des marchés financiers (Québec), and all discretionary rulings and orders applicable to the Company, if any, of the Canadian securities commissions required to be complied with by the Company in order to sell the Pre-Funded Warrants and the Warrant Shares outside Canada as contemplated by this Agreement. To the Company’s knowledge, no order, ruling or decision of any court or any securities regulatory authority in Canada is in effect that restricts or ceases trades in securities of the Company.

5.6        The Nasdaq Stock Market. The Common Shares are listed on The Nasdaq Global Select Market. To the Company’s knowledge, there are no proceedings to revoke or suspend such listing or the listing of the Common Shares. The Company is in compliance with the requirements of Nasdaq for continued listing of the Common Shares thereon and any other Nasdaq listing and maintenance requirements, and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Pre-Funded Warrants) will not result in any noncompliance by the Company with any such requirements.

5.7        No Integrated Offering. Neither the Company, any Subsidiary, nor any of the Company’s or any Subsidiary’s Affiliates or any other Person acting on the Company’s or any Subsidiary’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Pre-Funded Warrants, nor have any of such Persons made any offers or sales of any security of the Company, any Subsidiary or any of the Company’s or any Subsidiary’s Affiliates or solicited any offers to buy any security of the Company, any Subsidiary or any of the Company’s or any Subsidiary’s Affiliates under circumstances that would require registration of the Pre-Funded Warrants under the Securities Act or any other securities laws or cause this offering of Pre-Funded Warrants to be integrated with any prior offering of securities of the Company or any Subsidiary for purposes of the Securities Act in any manner that would affect the validity of the private placement exemption under the Securities Act for the offer and sale of the Pre-Funded Warrants hereunder.

5.8        SEC Reports; Financial Statements; Shell Company Status.

(a)         The Company’s Common Shares are registered under Section 12 of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since May 8, 2019 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)        The financial statements and the related notes of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the consolidated financial position of the Company as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(c)        The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

5.9        Disclosure Controls and Procedures; Internal Controls Over Financial Reporting.

(a)         The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(b)        The Company maintains internal control over financial reporting (as such term is defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting is effective. The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s internal control over financial reporting based on their evaluations as of the end of the period covered by such report. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

5.10      Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the knowledge of the Company and each Subsidiary, threatened against or affecting, the Company, any Subsidiary or any of the Company’s or any Subsidiary’s properties or, to the knowledge of the Company and each Subsidiary, any of its respective officers or directors before any Governmental Entity, in each case other than legal proceedings that are not reasonably expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company or any Subsidiary. There has not been, and to the knowledge of the Company and each Subsidiary, there is not pending or contemplated, any investigation by the Commission of the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the Commission has not issued any such order.

5.11       Taxes. The Company and the Subsidiary have filed all U.S. and Canadian federal, and material state, provincial, municipal and local and any other foreign tax returns that are required to be filed or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be contested in good faith and by appropriate proceedings and except where the failure to file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 5.8(b) above in respect of all U.S. and Canadian federal, state, provincial, municipal, local and foreign taxes for all periods as to which the tax liability of the Company or the Subsidiary has not been finally determined, except where the failure to make such adequate charge, accrual or reserve would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.12      Compliance with Laws.

(a)         The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the SEC Reports were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and the Subsidiary have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Reports; the Company and the Subsidiary have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); neither the Company nor the Subsidiary has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the SEC Reports; and the Company and the Subsidiary have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(b)               To the Company’s knowledge, neither the Company nor any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Entity.

5.13      Brokers. There is no investment banker, broker, finder, financial advisor, placement agent or other Person that has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.14      Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor the Subsidiary is in violation of any federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Subsidiary; and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Subsidiary relating to Hazardous Materials or any Environmental Laws.

5.15       Intellectual Property Matters. To the knowledge of the Company, the Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Reports to be conducted (the “Company Intellectual Property”) except where the failure to have such Intellectual Property would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property that is disclosed in the SEC Reports; and (ii) there is no infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or the Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Reports as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The product candidates described in the SEC Reports as under development by the Company or the Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or the Subsidiary.

5.16      Absence of Changes. Since the Evaluation Date: (a) there has not been any Material Adverse Effect or any event or events that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (b) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (c) neither the Company nor any Subsidiary has sustained any material loss or interference with the Company’s or any Subsidiary’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (d) neither the Company nor any Subsidiary has incurred any material liabilities except in the ordinary course of business.

5.17      Suppliers and Customers. Neither the Company nor any Subsidiary has any knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material dissatisfaction with, the business relationship between the Company or any Subsidiary and any material supplier, customer, vendor, customer or client.

5.18      Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation that is or could become applicable to each Purchaser as a result of such Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Pre-Funded Warrants and such Purchaser’s ownership of the Pre-Funded Warrants.

5.19      Foreign Corrupt Practices. Since December 31, 2018, neither the Company nor the Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or the Subsidiary has, in the course of its actions for, or on behalf of, the Company or the Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiary and, to the Company’s knowledge, the Company’s Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

5.20      Insurance. Each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering material real and personal property owned or leased by the Company and each Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and the Subsidiary for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or the Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

5.21       No Manipulation of Shares. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Shares or any security of the Company to facilitate the sale or resale of any of the Pre-Funded Warrants.

5.22      Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchasers do not make and have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

Section 6.            Covenants.

6.1         Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

6.2        Reporting Status. During the Reporting Period, the Company shall use reasonable best efforts to: (a) timely file all reports required to be filed with the Commission pursuant to the Exchange Act or the rules and regulations thereunder, and (b) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend the Company’s reporting and filing obligations under the Exchange Act or Securities Act.

6.3        Use of Proceeds. The Company will use the proceeds from the sale of the Pre-Funded Warrants for general corporate purposes, research and development, business development, working capital and general and administrative expenses.

6.4         Disclosure of Transactions and Other Material Information. On or before 9:00 a.m., New York City time, on the Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). The Company hereby acknowledges that, immediately following such filing of the 8-K Filing, none of the Purchasers shall be in possession of any material non-public information regarding the Company provided by the Company or its agents. The Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of the Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of the Purchaser in any filing with the Commission (other than in a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic report or current report filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide each Purchaser whose name is to be disclosed with prior notice of such disclosure and a reasonable opportunity to comment on the proposed disclosure insofar as it relates specifically to such Purchaser. Subject to the foregoing, neither the Company nor the Purchasers shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

6.5        Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses, provided, however, that the Company shall reimburse the Purchaser’s fees and expenses (including attorneys’ fees) incurred in connection with the transactions contemplated hereby, not to exceed $20,000 in the aggregate.

Section 7.            Conditions of Parties’ Obligations.

7.1        Conditions of the Purchasers’ Obligations at the Closing. The obligations of the Purchasers under Section 2 hereof are subject to the fulfillment, prior to the Closing, of all of the following applicable conditions, any of which may be waived in whole or in part by the Purchasers in their absolute discretion. If the following conditions are not satisfied on or before 5:00 p.m. (Eastern Time) on the tenth Business Day following the Effective Date (the “Outside Date”), then the Purchasers may terminate this Agreement upon providing written notice to the Company.

(a)         Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate, if any, or other writing, if any, delivered by the Company pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).

(b)        Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or prior to the Closing Date.

(c)         Delivery. The Company shall deliver this Agreement duly executed by the Company.

(d)        Qualification under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.

(e)         Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement. All corporate and other action and governmental filings necessary for the Company to effectuate the terms of this Agreement and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken by the Company, and no Material Adverse Effect has occurred with respect to the operation of the Company’s business.

(f)          Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official. The sale of the Pre-Funded Warrants by the Company shall not be prohibited by any law or governmental order or regulation.

7.2         Conditions of the Company’s Obligations. The Company’s obligations under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company: (a) each Purchaser at the Closing shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing, and (b) the representations and warranties of the Purchasers at the Closing contained in this Agreement shall be true and correct at and as of the Closing as if made at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date). If the foregoing conditions are not satisfied on or the Outside Date, then the Company may terminate this Agreement upon providing written notice to the Purchasers.

Section 8.           Transfer Restrictions; Restrictive Legend. The Purchasers understand that the Company may, as a condition to the transfer of any of the Pre-Funded Warrants or Warrant Shares, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer: (A) to its partners or former partners in accordance with partnership interests, (B) to any Affiliate or other Person under common management with such Purchaser, or (C) a transfer that is made pursuant to a bona fide gift to a third party; provided, further, that (i) the transferee in each case agrees to be subject to the restrictions in this Section 8 and provides the Company with a representation letter containing customary investment representations under the Securities Act, (ii) the Company reasonably satisfies itself that the number of transferees is sufficiently limited and (iii) in the case of transferees that are partners or limited liability company members, the transfer is for no consideration. It is understood that the certificates evidencing the Pre-Funded Warrants or the book-entry registrations for the Warrant Shares may bear substantially the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

Section 9.            Registration, Transfer and Substitution of Warrants.

9.1        Register; Ownership of Pre-Funded Warrants. The Company will keep at its principal office, or will cause its transfer agent to keep, a register in which the Company will provide for the registration of transfers of the Pre-Funded Warrants. The Company may treat the Person in whose name any of the Pre-Funded Warrants are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Warrants shall mean the Person in whose name such Warrants are at the time registered on such register.

9.2              Replacement of Pre-Funded Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Pre-Funded Warrants, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement and surety bond reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 9.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant representing such Warrants, of like tenor.

Section 10.          Registration Rights.

10.1          Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 30 days after the Closing Date (the “Filing Deadline”), file with the Commission a Registration Statement under the Securities Act on appropriate form covering the resale of the full amount of the Registrable Securities. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the date (the “Effectiveness Deadline”), which shall be either: (i) in the event that the Commission does not review the Registration Statement, 90 days after the Closing Date, or (ii) in the event that the Commission reviews the Registration Statement, 120 days after the Closing Date (but in any event, no later than five Business Days following the Commission indicating that it has no further comments on the Registration Statement). Subject to any comments from the staff of the Commission (the “Staff”), such Registration Statement shall include the plan of distribution attached hereto as Exhibit B; provided, however, that no Purchaser shall be named as an “underwriter” in the Registration Statement without the Purchaser’s prior written consent. Such Registration Statement shall not include any securities for the account of any other holder without the prior written consent of the Purchasers.

10.2          Rule 415; Cutback. If at any time the Staff takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 10.2, the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Securities”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cutback imposed on the Purchasers pursuant to this Section 10.2 shall be allocated among the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree.

10.3	Obligations of the Purchasers.

(a)               At least ten Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Purchaser in writing of any information the Company requires from such Purchaser in order to have that Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)               Each Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Purchaser has notified the Company in writing of the Purchaser’s election to exclude all of the Purchaser’s Registrable Securities from such Registration Statement.

(c)               Each Purchaser agrees that, upon receipt of any notice from the Company of the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the happening of any event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended prospectus or receipt of notice that no supplement or amendment is required.

(d)               Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

10.4          Expenses of Registration. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 10, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. Notwithstanding the foregoing, in no event shall the Company be responsible for underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to Registrable Securities being sold or offered for sale by the Purchasers.

10.5          Reports under the Exchange Act. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)               make and keep public information available, as those terms are understood and defined in Rule 144, during the Reporting Period; and

(b)               file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act.

Section 11.          Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement. All accounting terms used in this Agreement, whether or not defined in this Section 11, shall be construed in accordance with GAAP. If the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Effectiveness Date” means the date the Registration Statement pursuant to Section 10 has been declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority, self-regulatory organization or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Knowledge” by a Person of a particular fact or other matter means the following: (a) if the Person is an individual, that such individual is actually aware or reasonably should be aware, after due inquiry, by virtue of such person’s office, of such fact or other matter; and (b) if the Person is an entity, that any executive officer of such Person is actually aware or reasonably should be aware, after due inquiry, of such fact or other matter.

“Material Adverse Effect” means any (i) adverse effect on the reservation, issuance, delivery or validity of the Pre-Funded Warrants, as applicable, or the transactions contemplated hereby or on the ability of the Company to perform its obligations under this Agreement, or (ii) material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company or any of its Subsidiaries.

“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

“Pro Rata Interest” means the number of Pre-Funded Warrants purchased by each Purchaser, relative to the total number of Pre-Funded Warrants being sold hereunder, as reflected on Schedule I attached hereto.

“Registrable Securities” means the Warrant Shares (including any equity securities of the Company that may be issued or distributed in respect thereof by way of dividend or split or other distribution, recapitalization or reclassification). Registrable Securities will cease to be Registrable Securities upon the earliest to occur of (i) a registration statement with respect to the resale by the Purchasers of such securities has become effective under the Securities Act or the comparable statute of any applicable jurisdiction and such securities have been disposed of in accordance with such registration statement, (ii) such securities have been sold or otherwise transferred or assigned pursuant to Rule 144 (or any successor provision) under the Securities Act or another available exemption from the registration requirements of the Securities Act, or (iii) all of such securities may be sold pursuant to Rule 144 during any ninety (90) day period.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 10 hereof.

“Reporting Period” means the period commencing on the Closing Date and ending on the earliest of: (i) the date as of which the Purchasers may sell all of the Warrant Shares under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; and (ii) the date on which such Purchaser shall have sold all of the Warrant Shares pursuant to a registration statement.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity, at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company.

“Trading Day” means any day on which the Common Shares is traded on the Trading Market; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Trading Market” means the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets Group Inc.

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

Section 12.         Miscellaneous.

12.1          Waivers and Amendments. Upon the approval of the Company and the written consent of the Purchasers, the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and the Purchasers.

12.2          Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered: (a) when delivered, if delivered personally, (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when receipt is acknowledged, in the case of email, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the signature pages hereto, with respect to the Purchasers.

If to the Company:	Attn: Amit Hasija, Chief Financial Officer Milestone Pharmaceuticals Inc. 1111 Dr. Frederik-Philips Blvd., Suite 420 Montréal, Québec H4M 2X6 Email: ahasija@milestonepharma.com

with copies to:	Attn: Myriam Taillefer, Corporate Controller Milestone Pharmaceuticals Inc. 1111 Dr. Frederik-Philips Blvd., Suite 420 Montréal, Québec H4M 2X6 Email: mtaillefer@milestonepharma.com

Attn: Ryan Sansom Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116 Email: rsansom@cooley.com or at such other address as the Company or each Purchaser may specify by written notice to the other parties hereto in accordance with this Section 12.2.

12.3          Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

12.4          Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Pre-Funded Warrants hereunder to any of its Affiliates (provided each such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). This Agreement shall not inure to the benefit of or be enforceable by any other Person.

12.5          Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

12.6          Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter. Any action, suit or proceeding arising out of or in connection with, Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York and State of New York, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. The Company has the power to submit, and pursuant to this Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the courts herein described.

12.7          Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

12.8          Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser.

12.9          Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the Effective Date.

THE COMPANY:

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Joseph Oliveto
Name: Joseph Oliveto
Title: President and CEO

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the Effective Date.

PURCHASERS:

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong
	Name:	Roderick Wong
	Title:	Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
	Name:	Roderick Wong
	Title:	Director

RTW VENTURE FUND LIMITED

By: RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong
	Name:	Roderick Wong
	Title:	Managing Partner

SCHEDULE I

Purchaser Name	No. of Pre-Funded Warrants	Aggregate Purchase Price
RTW MASTER FUND, LTD., a company existing under the laws of the Cayman Islands, having its head office at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, represented herein by its Director, Roderick Wong.	4,505,369	$16,879,364.96
RTW INNOVATION MASTER FUND, LTD., a company existing under the laws of the Cayman Islands, having its head office at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, represented herein by its Director, Roderick Wong.	1,786,987	$6,694,946.80
RTW VENTURE FUND LIMITED, a company existing under the laws of Guernsey, having its head office at P.O. Box 286, Floor 2, Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 4LY, represented herein by the Managing Partner of its Investment Manager, Roderick Wong.	362,775	$1,359,136.54

EXHIBIT A

FORM OF pre-funded WARRANT

EXHIBIT b

Plan of Distribution

The selling shareholders, which shall include donees, pledgees, transferees or other successors-in-interest selling warrant shares or interests in warrant shares received after the date of this prospectus from a selling shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrant shares or interests in warrant shares on any stock exchange, market or trading facility on which the warrant shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of warrant shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the warrant shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through agreements between broker-dealers and the selling shareholders to sell a specified number of such warrant shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the warrant shares by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrant shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the warrant shares in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of warrant shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrant shares in the course of hedging the positions they assume. The selling shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the warrant shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to each such broker-dealer or other financial institution of warrant shares offered by this prospectus, which warrant shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the warrant shares offered by them will be the purchase price of the warrant shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of warrant shares to be made directly or through agents. We will not receive any of the proceeds from the sale of warrant shares in this offering, although we will receive the nominal exercise price upon exercise of the pre-funded warrants for the warrant shares, if such warrants are exercised for cash.

The selling shareholders also may resell all or a portion of the warrant shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the warrant shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the warrant shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the warrant shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrant shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrant shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrant shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the warrant shares against certain liabilities, including liabilities arising under the Securities Act.

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